UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 21, 2008

NALCO HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL	60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of Nalco Holding Company authorized the following adjustments in salary and benefits for the indicated executive officers effective on January 1, 2009: Bradley J. Bell – a grant of restricted shares under the Amended and Restated 2004 Stock Incentive Plan (the “Stock Incentive Plan”) of $700,000, vesting in three years conditioned upon continued employment; Stephen M. Taylor– revised salary of $360,000, adjusted Management Incentive Plan target of 70% of salary and adjusted Long Term Incentive Plan target of 100% of salary; David Johnson – revised salary of $345,000, adjusted Management Incentive Plan target of 65% of salary and adjusted Long Term Incentive Plan target of 100% of salary. A copy of Mr. Bell’s agreement is attached as an exhibit to this Report on Form 8-K.

The Company has entered into Severance and Change of Control Agreements, effective January 1, 2009, with Mr. Bell, Mr. Johnson and Mr. Taylor to replace agreements that are expiring December 31, 2008. These agreements provide for certain payments in the event their employment is involuntarily terminated for reasons not constituting cause (or voluntarily terminated for good reason) and provide for acceleration of the vesting of equity incentive grants under the Company’s Stock Incentive Plan in the event of a change in control in the Company’s ownership. Copies of these agreements are attached as exhibits to this Report on Form 8-K.

The Company has entered into Change of Control Agreements with J. Erik Fyrwald and David E. Flitman, effective January 1, 2009. These agreements provide for acceleration of the vesting of certain equity grants under the Company’s Stock Incentive Plan in the event of a change of control in the Company’s ownership. A copy of these agreements are attached as exhibits to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Restricted Share Grant Agreement
(99.2)	Severance Agreement
(99.3)	Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: November 26, 2008